UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 29, 2018

Commission file number: 333-168925

Rarus Technologies Inc.

(Exact name of Company as specified in its charter)

Nevada	27-2015109
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification number)
3445 Lawrence Ave Oceanside NY 11572
(Address of Principal Executive Offices)	(Zip Code)

(310) 734-2626

(Company’s Telephone Number, Including Area Code)

2850 W. Horizon Ridge Pkwy., Suite 200, Henderson, NV 89052

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter. ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

ITEM 8.01   Other Events

On January 29, 2018, the Eighth Judicial District Court in and for Clark County, Nevada, Case No. A-17-766840-P, appointed David Lazar as custodian of the Company.

On February 16, 2018, the Custodian of the Company commenced publication of a Notice of Meeting of Creditors for a creditor’s meeting to be held on March 21, 2018, at the hour of 9:30 a.m., for purposes of identifying liabilities of the Company and for the Company’s creditors to present claims and participate in the distribution of any remaining assets of the Company. All creditors of the Company are invited to attend and to contact the Company for additional details pertaining to the creditor’s meeting or custodianship.

  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Rarus Technologies Inc.

By:	/s/ David Lazar
Name: David Lazar Title: Custodian

Date: February 22, 2018